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Exhibit 99.1

       Streamedia Acquires eLeaders; Increased Revenues Expected to Add to
                           Streamedia's Profitability

NEW YORK--(BUSINESS WIRE)--Jan. 10, 2001--Streamedia Communications, Inc. (TM) (NASDAQ: SMIL, SMILW; BOS: STA, STAW), New York (www.streamedia.net) and Los Angeles ---- (www.bijoucafe.com), a dynamic U.S.-based streaming media services company and global broadband provider for rich media solutions, today announced that it has acquired eLeaders, Inc. (www.eleaders.com), Mineola, NY, a company providing hosting, Internet access (DSL services), and web site design to over 860 clients throughout the U.S., including i-Bank24.com, Luminant (Nasdaq:
LUMN), Sterling National Bank, Systec, Inc., CoolAudio, a division of NetGain (NTGN.OB), and OrbitTravel.com (OBTV.OB).

Streamedia acquired eLeaders in a stock-for-stock agreement. The two companies will immediately begin a full marketing and technology partnership. Shareholders and clients are expected to benefit as synergies from the combined companies positively affect Streamedia's bottom line and ultimately create economies of scale.

Henry Siegel, President and CEO of Streamedia stated, "This arrangement was the best way for both companies to grow without compromising the high standards of quality and customer care that are core to our mission. We expect that Streamedia will capture more of the streaming market by providing eLeaders' large base with streaming capability. We will also offer clients additional high-speed connectivity and broadband network capability. The high-speed connectivity is an important addition to our existing product line." Siegel said eLeaders will be managed as a wholly-owned subsidiary of Streamedia, with Richard D. Mittasch remaining its President. Siegel explains that, "the similar management styles and complimentary structure of each business instantly makes for a great fit."

Mr. Mittasch said, "We are delighted to form this relationship with Streamedia. We feel they are the premier streaming services company in this country. The value added supplement of this deal will allow us to exploit every opportunity to provide our clients with cutting edge streaming and a full line of consulting services."

    ABOUT ELEADERS:

eLeaders, Inc. (www.eleaders.com), a rapidly growing company with more than 800 clients providing hosting, Internet access (DSL services), and web site design, as part of the core consulting services and solutions clients' online business. eLeaders, Inc. was founded in 1998 and in its first two years of operation has experienced more than 200% growth per year. The eLeaders platform gets clients connected, quickly, easily and reliably; whether it's dialup services, DSL, LAN or T1 lines. eLeaders designs B-to-B solutions to improve supply lines and internal communications, and aggregates customers

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by affinity interests or geographic location to amplify marketing results. Its high-speed connectivity services provide an important addition to Streamedia's product offerings.

    ABOUT STREAMEDIA:

Streamedia Communications, Inc. (TM) (NASDAQ: SMIL, SMILW; BOS: STA, STAW), located at www.streamedia.net, is a dynamic broadband services company that redefines how businesses communicate utilizing the power of the Internet and streaming media. As part of its overall streaming solution, Streamedia conceptualizes and designs its clients' IT infrastructure to optimize their broadband strategy as well as provide web design, application development, third-party technology integration, encoding and hosting services. The Company has recently signed a Letter of Intent to acquire a strategic interest in Nomad General Corp., A.G., Zurich (www.nomad.ch), with a warrant to acquire the entire company.

Additionally, the acquisition of the celebrated Bijou Cafe (www.bijoucafe.com), touted as a world-class showcase for independent films, has advanced Streamedia.Net's presence in the critical online, and offline, film distribution industry. The company has been referenced by U.S. Bancorp Piper Jaffray, whose analysts concluded that "streaming media is the next macro growth driver on the Internet ... the Internet of tomorrow (two to five years) will resemble television of today in terms of audio and video quality, while enabling users to control the media viewing experience." The research report is located at: http://www.gotoanalysts.com/piperpublic/goto/feature_streamingmedia.asp.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include continued acceptance of the Company's products in the marketplace, the timing of significant orders, delays in the Company's ability to develop or ship new products, market acceptance of new products, competitive factors, general economic conditions, currency fluctuations, and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

CONTACT: DeMonte Associates
Cynthia DeMonte, 212-473-3700
cdemonte@demonte.com
or
eLeaders, Inc.
Richard D. Mittasch, 516/214-1000
rmittasch@eleaders.com